FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
 SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) June 30, 2015

FRESH HEALTHY VENDING INTERATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-177305	45-2511250
(Commission File Number)	(IRS Employer Identification No.)
9605 Scranton Road, Suite 801, San Diego, California 92121
(Address of Principal Executive Offices)

858-210-4200
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Pursuant to a non-binding term sheet dated June 30, 2015 ("Term Sheet"), Fresh Healthy Vending International, Inc. (the "Company") obtained a loan in the amount of $600,000 from Ensure Capital, Inc. ("Investor").  The proposed terms of the loan provide that the Company issue 10% convertible promissory notes ("Notes") and 100% common stock purchase warrants coverage at an exercise price of $0.75 per share.  The term of the Note is 12 months with a one-time three-month extension and can be converted at any time, in whole or in part, at the lesser of a discount to future financings, $0.30 per share, or after 6 months and in Investor's discretion, a 20% discount of the lowest trading price of the Company's common stock for the 10 business days prior to conversion.  The Notes will bear interest at 10% (13% in the event of the three-month extension).  The Company has used the loan funds to repay its prior outstanding senior indebtedness and for general working capital purposes.

The descriptions of the Term Sheet is qualified in their entirety by the Term Sheet, which is included as Exhibit 10.13 to this Form 8-K and incorporated herein by reference.
(d) Exhibits
Exhibit No.                          Description

10.13	Ensure Capital, Inc. Term Sheet dated June 30, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:  July 7, 2015
Fresh Healthy Vending International, Inc.

             /s/Arthur S. Budman
By: Arthur S. Budman
Chief Executive Officer and Chief Financial Officer

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